EXHIBIT 23(j)





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 32 to the Registration Statement of GAM Funds, Inc. on Form N-1A (File No. 2-92136) of our report dated February 22, 1999 on our audit of the financial statements and financial highlights of the GAM Funds, Inc. which report is included in the Annual Report for GAM Funds, Inc. for the year ended December 31, 1998 which is incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the statement of Additional Information.


                                                      PricewaterhouseCoopers LLP




Boston, Massachusetts
April 30, 1999